Investor Relations Contact:
Michael J. Melnyk, CFA
732-870-4581
mmelnyk@commvault.com

Commvault Announces Fiscal 2025 Fourth Quarter Financial Results

Tinton Falls, N.J. – April 29, 2025 – Commvault [Nasdaq: CVLT] today announced its financial results for the fourth quarter and fiscal year ended March 31, 2025.
“It was a record-breaking year at Commvault,” said Sanjay Mirchandani, President and CEO. “Commvault surpassed all key metrics, ended the year with over 12,000 subscription customers, and is firmly positioned as a growth company with subscription revenue up 45% in Q4. We continue to deliver cloud-first innovations that solve a hard problem for customers – strengthening their cyber resilience.”

Fiscal 2025 Fourth Quarter Highlights -
•Total revenues were $275 million, up 23% year over year
•Subscription revenue was $173 million, up 45% year over year
•Income from operations (EBIT) was $27 million, an operating margin of 9.7%
•Non-GAAP EBIT1 was $59 million, an operating margin of 21.5%
•Operating cash flow was $77 million, with free cash flow1 of $76 million
•Fourth quarter share repurchases were $30 million, or approximately 182,000 shares of common stock

Fiscal 2025 Full Year Highlights -
•Total revenues were $996 million, up 19% year over year
•Total annualized recurring revenue (ARR)2 grew to $930 million, up 21% year over year
•Subscription revenue was $590 million, up 37% year over year
•Subscription ARR2 grew to $780 million, up 31% year over year and represents 84% of Total ARR2
•Income from operations (EBIT) was $74 million, an operating margin of 7.4%
•Non-GAAP EBIT1 was $210 million, an operating margin of 21.1%
•Full year operating cash flow was $207 million, with full year free cash flow1 of $204 million
•Full year share repurchases were $165 million, or approximately 1,215,000 shares of common stock
•On April 17, 2025, our Board of Directors increased our share repurchase program to $250 million

Notes are contained on the last page of this Press Release.

Financial Outlook for First Quarter and Full Year Fiscal 20263 -
We are providing the following guidance for the first quarter of fiscal year 2026, based on current macroeconomic conditions:
•Total revenues are expected to be between $266 million and $270 million
•Subscription revenue is expected to be between $166 million and $170 million
•Non-GAAP gross margin is expected to be between 81% and 82%
•Non-GAAP operating margin1 is expected to be approximately 21%

We are providing the following guidance for the full fiscal year 2026, based on current macroeconomic conditions:
•Total revenues are expected to be between $1,130 million and $1,140 million
•Total ARR2 is expected to grow between 16% and 17% year over year
•Subscription revenue is expected to be between $727 million and $732 million
•Subscription ARR2 is expected to grow between 22% and 23% year over year
•Non-GAAP gross margin is expected to be between 81% and 82%
•Non-GAAP operating margin1 is expected to be approximately 21%
•Free cash flow1 is expected to be between $210 million and $215 million
The above statements are based on current targets using exchange rates as of March 31, 2025. These statements are forward-looking and made pursuant to the safe harbor provisions discussed in detail below. We do not undertake any obligation to update these forward-looking statements. Actual results may differ materially from anticipated results.

Conference Call Information
Commvault will host a conference call today, April 29, 2025 at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) to discuss quarterly results. The live webcast and call dial-in numbers can be accessed by registering under the "News & Events" section of Commvault's website at ir.commvault.com under the "Investor Events" heading. An archived webcast of this conference call will also be available following the call.

About Commvault
Commvault (NASDAQ: CVLT) is the gold standard in cyber resilience, helping more than 100,000 organizations keep data safe and businesses resilient and moving forward. Today, Commvault offers the only cyber resilience platform that combines the best data security and rapid recovery at enterprise scale across any workload, anywhere—at the lowest TCO.

Safe Harbor Statement
This press release may contain forward-looking statements, including statements regarding financial projections, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of software products and related services, general economic conditions, outcome of litigation and others. For a discussion of these and other risks and uncertainties affecting Commvault's business, see "Item 1A. Risk Factors" in our annual report on Form 10-K and "Item 1A. Risk Factors" in our most recent quarterly report on Form 10-Q. Statements regarding Commvault’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results. Commvault does not undertake to update its forward-looking statements.

Notes are contained on the last page of this Press Release.

Revenue Overview
($ in thousands)

	Q4'24	Q1'25	Q2'25	Q3'25	Q4'25
Revenue Summary:
Subscription	$119,873	$124,080	$134,038	$158,321	$173,228
Perpetual license	15,196	13,736	10,522	16,423	14,962
Customer support	77,025	76,288	77,688	77,078	76,509
Other services	11,198	10,568	11,030	10,808	10,340
Total revenues	$223,292	$224,672	$233,278	$262,630	$275,039

	Q4'24	Q1'25	Q2'25	Q3'25	Q4'25
Y/Y Growth:
Subscription	27%	28%	37%	39%	45%
Perpetual license	(13)%	4%	(27)%	10%	(2)%
Customer support	—%	(1)%	1%	—%	(1)%
Other services	(20)%	(2)%	(7)%	(1)%	(8)%
Total revenues	10%	13%	16%	21%	23%

	FY'24	Y/Y Growth	FY'25	Y/Y Growth
Revenue Summary:
Subscription	$429,167	23%	$589,667	37%
Perpetual license	57,613	(23)%	55,643	(3)%
Customer support	307,771	(2)%	307,563	—%
Other services	44,696	(6)%	42,746	(4)%
Total revenues	$839,247	7%	$995,619	19%

Constant Currency
($ in thousands)

The constant currency impact is calculated using the average foreign exchange rates from the prior year period and applying these rates to foreign-denominated revenues in the current corresponding period. Commvault analyzes revenue growth on a constant currency basis in order to provide a comparable framework for assessing how the business performed excluding the effect of foreign currency fluctuations. The non-GAAP financial measures presented in this press release should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

	Subscription	Perpetual license	Customer support	Other services	Total
Q4'24 Revenue as Reported (GAAP)	$119,873	$15,196	$77,025	$11,198	$223,292
Q4'25 Revenue as Reported (GAAP)	$173,228	$14,962	$76,509	$10,340	$275,039
% Change Y/Y (GAAP)	45%	(2)%	(1)%	(8)%	23%
Constant Currency Impact	$1,900	$242	$1,111	$(65)	$3,188
% Change Y/Y Constant Currency	46%	—%	1%	(8)%	25%

	Subscription	Perpetual license	Customer support	Other services	Total
FY'24 Revenue as Reported (GAAP)	$429,167	$57,613	$307,771	$44,696	$839,247
FY'25 Revenue as Reported (GAAP)	$589,667	$55,643	$307,563	$42,746	$995,619
% Change Y/Y (GAAP)	37%	(3)%	—%	(4)%	19%
Constant Currency Impact	$2,624	$283	$1,266	$(18)	$4,155
% Change Y/Y Constant Currency	38%	(3)%	—%	(4)%	19%

Revenues by Geography
($ in thousands)

Our Americas region includes the United States, Canada, and Latin America. Our International region primarily includes Europe, Middle East, Africa, Australia, India, Southeast Asia, and China.

	Q4'24		Q1'25		Q2'25		Q3'25		Q4'25
	Revenue	Y/Y Growth	Revenue	Y/Y Growth	Revenue	Y/Y Growth	Revenue	Y/Y Growth	Revenue	Y/Y Growth
Americas	$131,069	7%	$138,725	14%	$144,408	20%	$155,435	24%	$169,384	29%
International	92,223	14%	85,947	13%	88,870	10%	107,195	17%	105,655	15%
Total revenues	$223,292	10%	$224,672	13%	$233,278	16%	$262,630	21%	$275,039	23%

	FY'24		FY'25
	Revenue	Y/Y Growth	Revenue	Y/Y Growth
Americas	$498,545	6%	$607,952	22%
International	340,702	8%	387,667	14%
Total revenues	$839,247	7%	$995,619	19%

Total ARR, Subscription ARR and SaaS ARR2
($ in thousands)

	Q4'24	Q1'25	Q2'25	Q3'25	Q4'25
Total ARR[2]	$769,946	$802,709	$853,265	$889,628	$930,051
Subscription ARR[2]	$596,667	$635,910	$687,050	$734,212	$780,098
SaaS ARR[2]	$167,509	$187,908	$214,832	$258,957	$281,045

Notes are contained on the last page of this Press Release.

For the three months ended March 31, 2025 -
Income from Operations (EBIT)
•Income from operations (EBIT) was $27 million, an operating margin of 9.7%
•Non-GAAP EBIT1 was $59 million, an operating margin of 21.5%

GAAP and Non-GAAP Net Income1
•GAAP net income was $31 million, or $0.69 per diluted share
•Non-GAAP net income1 was $46 million, or $1.03 per diluted share

Cash Summary and Share Repurchases
•Cash flow from operations was $77 million in the fourth quarter
•During the fourth quarter, Commvault repurchased $30 million, or approximately 182,000 shares, of common stock at an average share price of approximately $163.73 per share

For the year ended March 31, 2025 -
Income from Operations (EBIT)
•Income from operations (EBIT) was $74 million, an operating margin of 7.4%
•Non-GAAP EBIT1 was $210 million, an operating margin of 21.1%

GAAP and Non-GAAP Net Income1
•GAAP net income was $76 million, or $1.68 per diluted share
•Non-GAAP net income1 was $165 million, or $3.65 per diluted share

Cash Summary and Share Repurchases
•Cash flow from operations was $207 million in the full fiscal year
•As of March 31, 2025, ending cash and cash equivalents were approximately $302 million
•During the full fiscal year, Commvault repurchased $165 million, or approximately 1,215,000 shares, of common stock at an average share price of approximately $135.77 per share

Notes are contained on the last page of this Press Release.

Table I
Commvault Systems, Inc.

Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,		Year Ended March 31,
	2025	2024	2025	2024
Revenues:
Subscription	$173,228	$119,873	$589,667	$429,167
Perpetual license	14,962	15,196	55,643	57,613
Customer support	76,509	77,025	307,563	307,771
Other services	10,340	11,198	42,746	44,696
Total revenues	275,039	223,292	995,619	839,247
Cost of revenues:
Subscription	25,801	15,486	88,899	58,406
Perpetual license	312	316	1,500	2,168
Customer support	13,746	15,806	57,680	60,752
Other services	7,907	7,538	30,956	30,284
Total cost of revenues	47,766	39,146	179,035	151,610
Gross margin	227,273	184,146	816,584	687,637
Operating expenses:
Sales and marketing	120,152	94,458	434,117	354,994
Research and development	39,333	35,244	146,286	132,328
General and administrative	38,274	29,938	138,375	113,997
Restructuring	812	4,548	10,026	4,548
Change in contingent consideration	(426)	—	2,060	—
Depreciation and amortization	2,401	1,768	9,072	6,415
Impairment charges	—	—	2,910	—
Total operating expenses	200,546	165,956	742,846	612,282
Income from operations	26,727	18,190	73,738	75,355
Interest income	1,556	1,893	6,654	5,423
Interest expense	(103)	(104)	(416)	(415)
Other income, net	453	3,076	1,077	3,250
Income before income taxes	28,633	23,055	81,053	83,613
Income tax expense (benefit)	(2,360)	(103,065)	4,947	(85,293)
Net income	$30,993	$126,120	$76,106	$168,906
Net income per common share:
Basic	$0.70	$2.89	$1.74	$3.85
Diluted	$0.69	$2.81	$1.68	$3.75
Weighted average common shares outstanding:
Basic	44,066	43,672	43,850	43,885
Diluted	45,158	44,917	45,187	45,100

Table II
Commvault Systems, Inc.

Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31,	March 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$302,103	$312,754
Trade accounts receivable, net	251,995	222,683
Assets held for sale	34,770	38,680
Other current assets	46,189	21,009
Total current assets	635,057	595,126

Deferred tax assets, net	133,378	111,181
Property and equipment, net	8,294	7,961
Operating lease assets	10,124	10,545
Deferred commissions cost	79,309	62,837
Intangible assets, net	20,737	1,042
Goodwill	185,255	127,780
Other assets	46,112	27,441
Total assets	$1,118,266	$943,913

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$373	$299
Accrued liabilities	147,133	117,244
Current portion of operating lease liabilities	4,614	4,935
Deferred revenue	402,930	362,450
Total current liabilities	555,050	484,928

Deferred revenue, less current portion	223,282	168,472
Deferred tax liabilities	1,384	1,717
Long-term operating lease liabilities	6,338	7,155
Other liabilities	7,090	3,556

Total stockholders’ equity	325,122	278,085
Total liabilities and stockholders’ equity	$1,118,266	$943,913

Table III
Commvault Systems, Inc.

Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,		Year Ended March 31,
	2025	2024	2025	2024
Cash flows from operating activities
Net income	$30,993	126,120	$76,106	$168,906
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,429	1,796	9,187	6,530
Noncash stock-based compensation	28,992	22,610	113,262	94,551
Noncash change in fair value of equity securities	(396)	191	(364)	17
Noncash change in fair value of contingent consideration	(426)	—	2,060	—
Noncash impairment charges	—	—	2,910	—
Noncash operating lease expense	2,082	2,439	6,408	6,685
Deferred income taxes	(17,194)	(109,598)	(23,474)	(109,598)
Amortization of deferred commissions cost	9,658	6,987	33,414	26,531
Changes in operating assets and liabilities:
Trade accounts receivable, net	3,425	(1,049)	(62,012)	(21,725)
Operating lease liabilities	(1,963)	(2,308)	(7,136)	(6,135)
Other current assets and Other assets	(9,051)	(1,634)	(8,615)	336
Deferred commissions cost	(20,316)	(9,411)	(49,848)	(29,952)
Accounts payable	292	87	(948)	195
Accrued liabilities	15,140	16,146	25,235	16,998
Deferred revenue	29,749	27,951	87,659	50,394
Other liabilities	3,541	(342)	3,538	65
Net cash provided by operating activities	76,955	79,985	207,382	203,798
Cash flows from investing activities
Purchase of property and equipment	(783)	(859)	(3,756)	(4,086)
Purchase of equity securities	(545)	(373)	(1,333)	(1,435)
Business combination, net of cash acquired	598	—	(65,311)	—
Net cash used in investing activities	(730)	(1,232)	(70,400)	(5,521)
Cash flows from financing activities
Repurchase of common stock	(29,821)	(50,366)	(165,015)	(184,021)
Proceeds from stock-based compensation plans	6,437	5,687	17,537	13,440
Payment on contingent liability	(340)	—	(340)	—
Net cash used in financing activities	(23,724)	(44,679)	(147,818)	(170,581)
Effects of exchange rate — changes in cash	6,027	(5,630)	185	(2,720)
Net increase (decrease) in cash and cash equivalents	58,528	28,444	(10,651)	24,976
Cash and cash equivalents at beginning of period	243,575	284,310	312,754	287,778
Cash and cash equivalents at end of period	$302,103	$312,754	$302,103	$312,754

Supplemental disclosures of noncash activities
Issuance of common stock for business combination	$—	$—	$4,900	$—
Operating lease liabilities arising from obtaining right-of-use assets	$1,109	$35	$5,796	$5,528

Table IV
Commvault Systems, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,		Year Ended March 31,
	2025	2024	2025	2024
Non-GAAP financial measures and reconciliation:
GAAP income from operations	$26,727	$18,190	$73,738	$75,355
Noncash stock-based compensation[4]	28,840	21,093	108,615	93,034
FICA and payroll tax expense related to stock-based compensation[5]	1,767	1,073	5,459	3,285
Restructuring[6]	812	4,548	10,026	4,548
Amortization of intangible assets[7]	1,176	312	3,705	1,250
Litigation settlement[8]	—	—	675	—
Business combination costs[9]	201	—	2,541	—
Noncash impairment charges[10]	—	—	2,910	—
Change in contingent consideration[11]	(426)	—	2,060	—
Non-GAAP income from operations	$59,097	$45,216	$209,729	$177,472

GAAP net income	$30,993	$126,120	$76,106	$168,906
Noncash stock-based compensation[4]	28,840	21,093	108,615	93,034
FICA and payroll tax expense related to stock-based compensation[5]	1,767	1,073	5,459	3,285
Restructuring[6]	812	4,548	10,026	4,548
Amortization of intangible assets[7]	1,176	312	3,705	1,250
Litigation settlement[8]	—	—	675	—
Business combination costs[9]	201	—	2,541	—
Noncash impairment charges[10]	—	—	2,910	—
Change in contingent consideration[11]	(426)	—	2,060	—
Gain on escrow payment[12]	—	(1,670)	—	(1,670)
Non-GAAP provision for income taxes adjustment[13]	(17,000)	(116,136)	(47,143)	(134,989)
Non-GAAP net income	$46,363	$35,340	$164,954	$134,364

GAAP diluted earnings per share	$0.69	$2.81	$1.68	$3.75
Noncash stock-based compensation[4]	0.64	0.47	2.40	2.06
FICA and payroll tax expense related to stock-based compensation[5]	0.04	0.02	0.12	0.07
Restructuring[6]	0.02	0.10	0.22	0.10
Amortization of intangible assets[7]	0.03	0.01	0.08	0.03
Litigation settlement[8]	—	—	0.01	—
Business combination costs[9]	—	—	0.06	—
Noncash impairment charges[10]	—	—	0.06	—
Change in contingent consideration[11]	(0.01)	—	0.05	—
Gain on escrow payment[12]	—	(0.04)	—	(0.04)
Non-GAAP provision for income taxes adjustment[13]	(0.38)	(2.58)	(1.03)	(2.99)
Non-GAAP diluted earnings per share	$1.03	$0.79	$3.65	$2.98
GAAP diluted weighted average shares outstanding	45,158	44,917	45,187	45,100

Notes are contained on the last page of this Press Release.

	Three Months Ended March 31,		Year Ended March 31,
	2025	2024	2025	2024
Non-GAAP free cash flow reconciliation:
GAAP cash provided by operating activities	$76,955	$79,985	$207,382	$203,798
Purchase of property and equipment	(783)	(859)	(3,756)	(4,086)
Non-GAAP free cash flow	$76,172	$79,126	$203,626	$199,712

Use of Non-GAAP Financial Measures
Commvault has provided in this press release the following non-GAAP financial measures: non-GAAP income from operations (EBIT), non-GAAP income from operations margin, non-GAAP gross margin, non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP free cash flow, annualized recurring revenue (ARR), subscription ARR and SaaS ARR. This financial information has not been prepared in accordance with GAAP. Commvault uses these non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. Commvault believes that the use of these non-GAAP financial measures, when used as a supplement to GAAP financial measures, provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Commvault’s industry, many of which present similar non-GAAP financial measures to the investment community. Commvault has also provided its revenues on a constant currency basis. Commvault analyzes revenue growth on a constant currency basis in order to provide a comparable framework for assessing how the business performed excluding the effect of foreign currency fluctuations.

All of these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which are included in this press release.

Non-GAAP income from operations and non-GAAP income from operations margin. These non-GAAP financial measures exclude noncash stock-based compensation charges and additional Federal Insurance Contribution Act (FICA) and related payroll tax expense incurred by Commvault when employees exercise in-the-money stock options or vest in restricted stock awards. Commvault has also excluded restructuring costs, noncash amortization of intangible assets, litigation settlement, business combination costs, noncash impairment charges, changes in the estimated fair value of contingent consideration, and a gain related to a non-refundable escrow payment associated with assets held for sale from its non-GAAP results. These expenses are further discussed in Table IV. Commvault believes that these non-GAAP financial measures are useful metrics for management and investors because they compare Commvault’s core operating results over multiple periods. When evaluating the performance of Commvault’s operating results and developing short- and long-term plans, Commvault does not consider such expenses.

Although noncash stock-based compensation and the additional FICA and related payroll tax expenses are necessary to attract and retain employees, Commvault places its primary emphasis on stockholder dilution as compared to the accounting charges related to such equity compensation plans. Commvault believes that providing non-GAAP financial measures that exclude noncash stock-based compensation expense and the additional FICA and related payroll tax expenses incurred on stock option exercises and vesting of restricted stock awards allow investors to make meaningful comparisons between Commvault’s operating results and those of other companies.

There are a number of limitations related to the use of non-GAAP income from operations and non-GAAP income from operations margin. The most significant limitation is that these non-GAAP financial measures exclude certain operating costs, primarily related to noncash stock-based compensation, which is of a recurring nature. Noncash stock-based compensation has been, and will continue to be for the foreseeable future, a significant recurring expense in Commvault’s operating results. In addition, noncash stock-based compensation is an important part of Commvault’s employees’ compensation and can have a significant impact on their performance. The following table presents the stock-based compensation expense included in cost of revenues, sales and marketing, research and development and general and administrative ($ in thousands):

	Three Months Ended March 31,		Year Ended March 31,
	2025	2024	2025	2024
Cost of revenues	$1,324	$1,608	$5,744	$6,832
Sales and marketing	12,599	6,796	47,627	36,630
Research and development	6,225	5,402	24,028	21,585
General and administrative	8,692	7,287	31,216	27,987
Stock-based compensation expense	$28,840	$21,093	$108,615	$93,034

The table above excludes stock-based compensation expense related to the Company's restructuring activities described below in Note 6.

The components that Commvault excludes in its non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP financial measures. Due to the limitations related to the use of non-GAAP measures, Commvault’s management assists investors by providing a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. Commvault's management uses non-GAAP financial measures only in addition to, and in conjunction with, results presented in accordance with GAAP.

Non-GAAP gross margin. Commvault defines this non-GAAP financial measure as GAAP gross margin adjusted to exclude cost of revenues related to noncash stock-based compensation.

Non-GAAP net income and non-GAAP diluted earnings per share (EPS). In addition to the adjustments discussed in non-GAAP income from operations, non-GAAP net income and non-GAAP diluted EPS incorporates a non-GAAP effective tax rate of 24%. Beginning in fiscal 2025, Commvault lowered its estimated non-GAAP effective tax rate from 27% to 24%. Commvault believes that a 24% rate more closely aligns with its effective tax rate expectations over the next few years.

Commvault anticipates that in any given period its non-GAAP tax rate may be either higher or lower than the GAAP tax rate as evidenced by historical fluctuations. The GAAP tax rates in recent fiscal years were not meaningful percentages due to the dollar amount of GAAP pre-tax income. For the same reason as the GAAP tax rates, the estimated cash tax rates in recent fiscal years are not meaningful percentages. Commvault defines its cash tax rate as the total amount of cash income taxes payable for the fiscal year divided by consolidated GAAP pre-tax income. Over time, Commvault believes its GAAP and cash tax rates will align.

Commvault considers non-GAAP net income and non-GAAP diluted EPS useful metrics for Commvault management and its investors for the same basic reasons that Commvault uses non-GAAP income from operations and non-GAAP income from operations margin. In addition, the same limitations as well as management actions to compensate for such limitations described above also apply to Commvault’s use of non-GAAP net income and non-GAAP diluted EPS.

Non-GAAP free cash flow. Commvault defines this non-GAAP financial measure as net cash provided by operating activities less purchases of property and equipment. Commvault considers non-GAAP free cash flow a useful metric for Commvault management and its investors in evaluating Commvault's ability to generate cash from its business operations. In addition, the same limitations as well as management actions to compensate for such limitations described above also apply to Commvault’s use of non-GAAP free cash flow.

Forward-looking non-GAAP measures. In this press release, Commvault presents certain forward-looking non-GAAP metrics. Commvault cannot provide a reconciliation to the comparable GAAP metric without unreasonable efforts, as certain financial information, the probable significance of which may be material, is not available and cannot be reasonably estimated.

Notes
1.A reconciliation of GAAP to non-GAAP results has been provided in Financial Statement Table IV included in this press release. An explanation of these measures is also included under the heading “Use of Non-GAAP Financial Measures.”

2.Annualized recurring revenue (ARR) is defined as the annualized recurring value of all active contracts at the end of a reporting period. It includes the following contract types: subscription (including term license contracts, SaaS and utility software), maintenance contracts related to perpetual licenses, other extended maintenance contracts (enterprise support), and managed services. It excludes any element of the arrangement that is not expected to recur, primarily perpetual licenses and most professional services. Subscription ARR includes only term license contracts, SaaS and utility software arrangements. Contracts are annualized by dividing the total contract value by the number of days in the contract term, then multiplying by 365.

ARR should be viewed independently of GAAP revenue, deferred revenue and unbilled revenue and is not intended to be combined with or to replace those items. ARR is not a forecast of future revenue. Management believes that reviewing this metric, in addition to GAAP results, helps investors and financial analysts understand the value of Commvault's recurring revenue streams presented on an annualized basis.

3.Commvault does not provide forward-looking guidance on a GAAP basis as certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated. See “Use of Non-GAAP Financial Measures” for additional explanation.

4.Represents noncash stock-based compensation charges associated with restricted stock units granted and our Employee Stock Purchase Plan, exclusive of stock-based compensation expense related to Commvault's restructuring activities described below in Note 6.

5.Represents additional FICA and related payroll tax expenses incurred by Commvault when employees exercise in-the-money stock options or vest in restricted stock awards.

6.These restructuring charges relate primarily to severance and related costs associated with headcount reductions and stock-based compensation related to modifications of existing unvested awards granted to certain employees impacted by our restructuring plans.

7.Represents noncash amortization of intangible assets.

8.During the first quarter of fiscal 2025, we entered into a settlement agreement resulting in a payment of approximately $1.5 million which resolved certain legal matters. Approximately $0.7 million was recorded in general and administrative expenses for the year ended March 31, 2025, and the remaining $0.8 million was incurred in a prior period that is not presented in the consolidated statements of operations.

9.During fiscal 2025, Commvault incurred costs related to the acquisitions of Appranix, Inc. and Clumio, Inc., including legal, accounting and advisory services. Management believes, when used as a supplement to GAAP results, that the exclusion of these costs will help investors and financial analysts understand Commvault's operating results and underlying operational trends as compared to other periods.

10.Represents noncash impairment charges of assets held for sale.

11.Represents the change in the estimated fair value of the contingent consideration arrangement related to the acquisition of Appranix, Inc.

12.Represents a non-refundable escrow payment received related to assets held for sale.

13.The provision for income taxes is adjusted to reflect Commvault’s estimated non-GAAP effective tax rate of 24% for fiscal 2025, and 27% for fiscal 2024. Beginning in fiscal 2025, Commvault lowered its estimated non-GAAP effective tax rate from 27% to 24%. Commvault believes that a 24% rate more closely aligns with its effective tax rate expectations over the next few years.